UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 13, 2011

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2011, TechniScan, Inc., a Delaware corporation ( the “Company,” “our” “we” “us”) entered into  amendments (the “Note Amendments”) to extend the maturity date of all of its senior secured convertible promissory notes (the “Notes”) to June 30, 2011 (the “Maturity Date”).  In consideration for the extension, a cash payment equal to 60% of the current outstanding principal balance of the Notes  (the “Extension Payment”) is due and payable to the note holders in connection with the Note and payment of the outstanding principal balance and accrued unpaid interest; provided  however  if on or prior to the Maturity Date, the Company repays the outstanding principal balance and accrued unpaid interest in full, the Extension Payment shall automatically be converted into shares of our common stock (“Shares”) equal to the Extension Payment divided by $0.45 per share.

The Company also amended the Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Amendment”) and Amended and Restated the Registration Rights Agreement (“Registration Rights Amendment”) effective May 13, 2011.  The Note and Warrant Purchase Amendment extended the date that the Company was required to register under Section 12(b) or (g) of the Exchange Act of 1934, as amended (the “Exchange Act”), to no later than December 31, 2012 (and, prior to such date, cause all directors and officers to refrain from engaging in any transactions that would result in a disgorgement under Section 16(b) of the Exchange Act).  The Registration Rights Amendment extended the date the Company was to have an effective registration statement on file with the SEC to the later of (A) earlier of (I) January 1, 2013 and (II) 30 days after the Company’s stock is registered under Section 12 of the Exchange Act and (B)  six months after an initial closing of financing.

The foregoing description of the Extension Payment and amendments to the Notes and related agreements is qualified in its entirety by reference to the full text of the Eighth Amendment to the Note and Warrant Purchase Agreement, Amended and Restated Registration Rights Agreement, Form of Amendment to Senior Secured Convertible Promissory Note and Form of First Amendment to Common Stock Purchase Warrant filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The Notes, as amended, were issued pursuant to a Note and Warrant Purchase Agreement and other investment documents in connection with our private debt offering described in our Current Reports on Form 8-K filed with the SEC on April 5, 2010, May 14, 2010, May 25, 2010, October 1, 2010, October 12, 2010, October 19, 2010, November 3, 2010, November 18, 2010, February 7, 2011 and April 15, 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Eighth Amendment to the Note and Warrant Purchase Agreement dated May 13, 2011 by and between TechniScan, Inc. and Biotex Pharma Investments LLC

Exhibit 10.2 Amended and Restated Registration Rights Agreement dated May 13, 2011 by and among TechniScan, Inc. and the investors party thereto

Exhibit 10.3 Form of Amendment to Senior Secured Convertible Promissory Note of TechniScan, Inc.

Exhibit 10.4 Form of First Amendment to Common Stock Purchase Warrant of TechniScan, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

May 23, 2011	By:	/s/ Steven K. Passey
Name: Steven K. Passey
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Eighth Amendment to the Note and Warrant Purchase Agreement dated May 13, 2011 by and between TechniScan, Inc. and Biotex Pharma Investments LLC

10.2	Amended and Restated Registration Rights Agreement dated May 13, 2011 by and among TechniScan, Inc. and the investors party thereto

10.3	Form of Amendment to Senior Secured Convertible Promissory Note of TechniScan, Inc.

10.4	Form of First Amendment to Common Stock Purchase Warrant of TechniScan, Inc.